U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)................................................. September 5, 2006

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32636 (Commission file number)	88-0224817 (I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, SulphCo, Inc. (“SulphCo”) and Oil SC, Ltd. (now known as SulphCo KorAsia, Inc.) entered into an Agreement dated as of February 22, 2005 (the “Original Agreement”), which provided for, among other things, the grant to SulphCo KorAsia, Inc. of exclusive marketing rights in South Korea for SulphCo’s Sonocracking™ technology for an initial term of two years, subject to extension under certain circumstances.

On September 4, 2006, SulphCo and SulphCo KorAsia entered into an Amendment to Agreement (the “Amendment”) effective August 18, 2006, to amend certain provisions of the Original Agreement. The principal purpose of the Amendment was to extend the initial term of the exclusive marketing provisions from two years to five years and to eliminate certain exclusions to SulphCo KorAsia’s exclusive marketing rights in South Korea.

Reference is made to the Amendment, which appears as an exhibit to this report, for a full description of the terms of the Amendment.

Item 9.01.  Exhibits

10.1	Amendment to Agreement entered into as of August 18, 2006, by and between SulphCo, Inc. and SulphCo KorAsia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: September 11, 2006	By:	/s/ Loren J. Kalmen

Loren J. Kalmen Chief Financial Officer